UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2009

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 3400, Denver, Colorado 80202
 (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (303) 629-1125

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2009, Rancher Energy Corp. (“Rancher Energy”) and GasRock Capital LLC (“GasRock”) entered into an Eighth Amendment to Term Credit Agreement (“Eighth Amendment”) that amends certain provisions of the Term Credit Agreement dated as of October 16, 2007 pursuant to which Rancher Energy borrowed $12,240,000 from GasRock, certain provisions of the First Amendment to Term Credit Agreement dated October 22, 2008 pursuant to which Rancher Energy repaid $2,240,000, certain provisions of the Second Amendment to Term Credit Agreement dated April 30, 2009, certain provisions of the Third Amendment to Term Credit Agreement dated May 8, 2009, certain provisions of the Fourth Amendment to Term Credit Agreement dated May 13, 2009, certain provisions of the Fifth Amendment to Term Credit Agreement dated May 19, 2009, certain provisions of the Sixth Amendment to Term Credit Agreement dated May 21, 2009 and certain provisions of the Seventh Amendment to Term Credit Agreement dated May 27, 2009 each of which included short term extensions of the maturity date while the definitive terms of the Eighth Amendment were finalized.

The Eighth Amendment extends the maturity date under the Seventh Amendment from June 3, 2009 to October 15, 2009.  In consideration of the amendments contemplated by the Eighth Amendment, Rancher Energy executed and delivered a Net Profit Interest Conveyance granting to GasRock a net profits interest in and to Rancher Energy’s properties equal to 10% of the net profit attributable to Rancher Energy’s interest in and to all hydrocarbons produced or saved from its properties.  Under the terms of the Eighth Amendment, Rancher Energy has the right to purchase from GasRock: (a) two-thirds (2/3), but not less, of the net profits interest for the period beginning on June 3, 2009 and ending on August 7, 2009 for the sum of $2,000,000 in cash; or (b) for the period beginning August 8, 2009 and ending on October 15, 2009, one-third (1/3), but not less, for the sum of $1,333,333 in cash.  Under the terms of the Eighth Amendment, all amounts outstanding under the Term Credit Agreement, as amended, bear interest at a rate equal to the greater of (a) 16% per annum and (b) the LIBOR rate, plus 6% per annum (the LIBOR Margin).  Furthermore, the Eighth Amendment specifies that 4% of the interest rate shall be capitalized so that it is added to and becomes a part of the Principal Amount in lieu of payment in cash. The Eighth Amendment also includes waivers by GasRock of certain events of default including the Loan to Value Ratio and the Projected Net Revenue 48 month test as set forth in the Term Credit Agreement, for the period beginning March 31, 2009 and ending on the maturity date.

The Eighth Amendment has been filed as Exhibit 10.1 to this Current Report on Form 8-K and the foregoing is qualified by the terms of the Eighth Amendment as reflected therein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1                                Eighth Amendment to Term Credit Agreement.
Exhibit 10.2                                Conveyance of Net Profit Interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

Signature:	/s/ John Works
Name:	John Works
Title:	President and Chief Executive Officer

Dated: June 5, 2009

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Eighth Amendment to Term Credit Agreement.
Exhibit 10.2	Conveyance of Net Profits Interest.